UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	August 2, 2007
(Date of earliest event reported)	July 31, 2007

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)
Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01	Entry Into a Material Definitive Agreement

On July 31, 2007, we signed a Supplement and Joinder Agreement, as Borrower, with each of the existing Lenders, SunTrust Bank, as Administrative Agent, and JPMorgan Chase Bank, N.A. to exercise the accordion feature of our Amended and Restated Revolving Credit Agreement (Credit Agreement) dated as of March 30, 2007. We increased the aggregate revolving commitments under our Credit Agreement to the total amount of $1,000,000,000. Pursuant to the Supplement and Joinder Agreement, we have added JPMorgan Chase Bank, N.A as an Additional Lender under our Credit Agreement and increased the lending commitments from several of our existing Lenders including SunTrust Bank; Wachovia Bank, National Association; Citibank N.A.; UBS Loan Finance, LLC; Bank of America, N.A.; and The Royal Bank of Scotland plc. in order to increase the aggregate commitments to $1,000,000,000. The other terms of our Credit Agreement remain unchanged.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	August 2, 2007	By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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